ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070723913-24
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 10/23/2007 3:00 PM
	Entity Number E0738302007-8

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Earth Dragon Resources Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500, / Reno / Nevada 89511 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: two thousand (2,000) Par value per share: $ one cent ($0.01) Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Yuankun Deng Name 3-9 Qianbolilou Chunliujie, Shahekouqu / Dalian / China Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Business Filings Incorporated, Mark Williams, A.V.P. / X [signature] Name / Signature 8040 Excelsior Drive, Suite 200 / Madison / WI / 53717 Address / City / State / Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company October 23, 2007 Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20070807952-70
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/26/2007 7:38 AM
	Entity Number E0738302007-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Earth Dragon Resources Inc.

2. The articles have been amended as follows (provide article numbers, if available):

3. Shares:

Number of shares with par value: 75,000,000
Par Value per share: $.0001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 100%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature] Yuankun Deng, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20070807952-70
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/26/2007 7:38 AM
	Entity Number E0738302007-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Earth Dragon Resources Inc.

2. The articles have been amended as follows (provide article numbers, if available):

3. Shares:

Number of shares with par value: 75,000,000
Par Value per share: $.0001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 100%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature] Yuankun Deng, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.